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                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Alderwoods Group, Inc.:



We consent to the use of our reports included herein and to the references to our firm under the heading "Experts" in this registration statement on Form S-1. Our report on the consolidated financial statements of The Loewen Group Inc. refers to a change in the method of accounting for pre-need funeral and cemetery contracts.


/s/  KPMG LLP


Chartered Accountants

Vancouver, Canada
March 29, 2002